UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2016

Strategic Realty Trust, Inc.

(Exact name of Registrant specified in its Charter)

Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

400 South El Camino Real, Suite 1100

San Mateo, California, 94402

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 343-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

 On July 19, 2016, Strategic Realty Trust, Inc. (the “Company”), Strategic Realty Operating Partnership, LP, the Company’s operating partnership, and SRT Advisor, LLC, the Company’s external advisor, entered into the Third Amendment to the Advisory Agreement (as amended, the “Advisory Agreement”). The Advisory Agreement has been renewed for an additional term of twelve months, beginning on August 10, 2016. In all other material respects, the terms of the Advisory Agreement remain unchanged. A copy of the Third Amendment to the Advisory Agreement is provided at Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 18, 2016, the Company held its 2016 annual meeting of stockholders. A total of 11,037,948 shares of the Company’s common stock outstanding and entitled to vote were represented at the meeting in person or by proxy, representing approximately 53.71% of the total number of shares entitled to vote at the meeting. At the annual meeting, the Company’s stockholders voted in person or by proxy on:

1.	The election of Andrew Batinovich as a Class I director to serve until the 2019 annual meeting of stockholders and until his successor is duly elected and qualified.

2.	The election of Phillip I. Levin and Jeffrey L. Rogers as Class III directors to serve until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified.

For a detailed description of each of the proposals submitted for stockholder vote at the annual meeting, see the Company’s Definitive Proxy Statement, filed with the SEC on April 5, 2016.

Andrew Batinovich was elected to serve as a Class I director until the 2019 annual meeting of stockholders and until his successor is duly elected and qualified. The number of votes cast for Mr. Batinovich’s election and the number of withhold votes were as follows:

Name	Votes For	Withhold
Andrew Batinovich	5,573,734	355,829

Phillip I. Levin was elected to serve as a Class III director until the 2018 annual meeting of stockholders and until his successor is duly elected and qualified. The number of votes cast for Mr. Levin’s election and the number of withhold votes were as follows:

Name	Votes For	Withhold
Phillip I. Levin	5,611,574	317,989

Jeffrey S. Rogers was elected to serve as a Class III director until the 2018 annual meeting of stockholders and until his successor is duly elected and qualified. The number of votes cast for Mr. Rogers’ election and the number of withhold votes were as follows:

Name	Votes For	Withhold
Jeffrey S. Rogers	5,599,471	330,092

Item 8.01. Other Events.

On July 6, 2016, the board of directors of the Company declared distributions for the second quarter of 2016 in the amount of $0.06 (6 cents) per share on the outstanding shares of common stock of the Company, payable to shareholders of record of such shares as shown on the books of the Company at the close of business on July 7, 2016. Such distributions will be paid on July 29, 2016.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Third Amendment to the Advisory Agreement, dated July 19, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: July 20, 2016	By:	/s/ Andrew Batinovich
Andrew Batinovich
Chief Executive Officer